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                                                                EXHIBIT 3.01


                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              DENALI INCORPORATED


                 (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware)

         Denali Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

         DOES HEREBY CERTIFY:

         FIRST: That the name of this corporation is Denali Incorporated and that this corporation was originally incorporated on December 13, 1994 as Containment Solutions, Inc., pursuant to the General Corporation Law.

         SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

         "RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

         The name of this corporation is Denali Incorporated.

                                   ARTICLE II

         The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to





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be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares that this corporation is authorized to issue is thirty-one million, four thousand eight hundred (31,004,800). The number of shares of Preferred Stock authorized to be issued is one million, four thousand eight hundred (1,004,800), of which shares four thousand eight hundred (4,800) have been designated Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The number of shares of Common Stock authorized to be issued is thirty million (30,000,000), par value $.01 per share (the "Common Stock").

         (B) Preferred Stock. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 4,800 shares, are as set forth below in Article IV(C). Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Second Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         (C)     Series A Preferred Stock.

         1. Dividend Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the annual rate of $25.00 per share (10%), payable quarterly on March 31, June 30, September 30 and December 31, with the first payment due June 30, 1995, for the Series A Preferred Stock, when, as, and if declared by the Board of Directors. Such cumulative dividends shall accrue from the date of issuance whether or not earned so that no dividends or other distributions shall be made with respect to the Common Stock and no Common Stock shall be purchased until cumulative dividends on the Preferred Stock for all past dividend periods and for the then current three-month dividend period shall have been declared





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and paid or set apart. After cumulative dividends on the Preferred Stock for all past dividend periods and for the then current three-month dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends shall be declared in equal amounts per share on all shares of Preferred Stock and Common Stock.

         2.      Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $250.00 for each outstanding share of Series A Preferred Stock, and (B) an amount equal to declared but unpaid dividends on such share (the "Liquidation Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the Liquidation Price, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

         (b) After the distributions described in subsection (a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

         (c)(i) For purposes of this Section 2, a liquidation, dissolution, or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

         (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                 (A) Securities not subject to investment letter or other similar restrictions on





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free marketability covered by (B) below:

                          (1)     If traded on a securities exchange or through
the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                          (2)     If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                          (3)     If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                 (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

         (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                 (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                 (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

         (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power





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of all then outstanding shares of such Preferred Stock.

         3. Voting Rights. The shares of Series A Preferred Stock shall not have any voting rights, except as set forth in Section 4 herein.

         4. Protective Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class:

                 (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of;

                 (ii) create any new class or series of stock or any other securities convertible into equity securities of the corporation (i) having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock under this Section 4; or

                 (iii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares of Series A Preferred Stock.

         5.      Redemption Rights.

         (a) The Series A Preferred Stock is subject to redemption, out of funds legally available therefor, in whole, or from time to time in part, at the option of the Board of Directors of the corporation. If only a part of the Series A Preferred Stock is to be redeemed, the redemption shall be carried out pro rata. The redemption price shall be $250.00 per share plus cumulative dividends provided in subsection 5(b) hereof accrued and unpaid to the date fixed for redemption (the "Redemption Price").

         (b) The corporation shall mail a notice of redemption to each holder of record of shares to be redeemed addressed to the holder at the address of such holder appearing on the books of the corporation or given by the holder to the corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the corporation is located, not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall include (i) the number of shares of Series A Preferred Stock to be redeemed, (ii) the date fixed for redemption, (iii) the Redemption Price, and (iv) the place at which the stockholders may obtain payment of the Redemption Price upon surrender of their share certificates. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the Redemption Price, the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders of the corporation with respect to the shares redeemed on and after the date fixed for redemption





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and shall be entitled only to receive the Redemption Price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the corporation shall issue a new share certificate for the shares not redeemed.

         (c) If, on or prior to the date fixed for redemption (the "Redemption Date"), the corporation deposits with any bank or trust company in the State of Texas having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on the Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Redemption Date or prior thereto, the Redemption Price of the shares of Series A Preferred Stock to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price for the Series A Preferred Stock that they hold, without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the corporation. If the holders of Series A Preferred Stock so called for redemption shall not, at the end of two (2) years after the Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the corporation for payment of the Redemption Price for the Series A Preferred Stock that they hold.

         6. Status of Redeemed Stock. In the event any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof, respectively, the shares so redeemed shall be cancelled and shall not be issuable by this corporation. This Second Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

         (D)     Common Stock.

         1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in this Article IV.

         3.      Redemption. The Common Stock is not redeemable.





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         4.      Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

         A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

         This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Second Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VII

         The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                  ARTICLE VIII

         The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.




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                                   ARTICLE IX

         Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                   ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                    *  *  *

         THIRD: Upon the filing of this Second Restated Certificate of Incorporation, each share of this corporation's outstanding Common Stock shall automatically be reclassified as and changed into 1,715 shares of Common Stock, $.01 par value, without any action by the holder thereof.

         FOURTH: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

         FIFTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

         IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been executed by the Chief Executive Officer of this corporation this 18th day of September, 1997.




                                                  -----------------------------
                                                  Stephen T. Harcrow Chief
                                                  Executive Officer





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